N        E        W        S                          R        E        L        E        A        S        E

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Senior Associate, Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR
FISCAL YEAR 2011 THIRD QUARTER

Raises FY2011 GAAP EPS Goal to $1.30 – $1.32 Per Diluted Share

Third Quarter Highlights:
•	Consolidated net sales growth of 1.5%
o	Physician Business net sales growth of 1.2%, with net sales growth of 7.4% excluding prior-year H1N1-related product sales
o	Elder Care Business net sales growth of 1.9%
•	Consolidated operating margin growth of 44 basis points to 6.8%
o	Physician Business operating margin decline of 29 basis points to 9.8%
o	Elder Care Business operating margin growth of 19 basis points to 6.8%
•	Consolidated earnings per diluted share growth of 16.6% to $0.35
•	Consolidated cash flow from operations of $35.9 million

Jacksonville, Florida (January 27, 2011) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fiscal 2011 third quarter ended December 31, 2010.

Gary A. Corless, President and Chief Executive Officer, commented, “Sales growth of 1.5% in the third quarter reflects stability in our markets and our team’s success in continuing to solve caregivers’ biggest problems.  While we are seeing early signs of a return to growth in our markets, our plan does not anticipate an increase in demand to reach our raised earnings per share goal of $1.30 - $1.32 per diluted share for fiscal year 2011.

“Over the longer term, we are encouraged by the heightened focus on and investment in quality care initiatives and the expansion of physician and preventive care services in the U.S. health care system.  We remain confident in our team’s ability to take advantage of these developments, as well as execute in the fourth quarter to successfully deliver value to our customers and shareholders.”

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PSSI Reports Results For Fiscal 2011 Third Quarter

January 27, 2011

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “We continue to achieve year-over-year operating margin expansion of 40-50 basis points, driven by successful execution of our business strategies and responsible expense management.  Operating cash flows of approximately $75 million through the first three quarters have put us on track to reach our full year goal and facilitated accretive share repurchases and our acquisition strategy.  During this fiscal year, we have acquired $100 million of annualized revenue from a combination of strategic targets and fold-ins, more than doubling the goal we had established for this year.  After some modest transaction and integration costs, these acquisitions will add several percentage points of earnings growth next fiscal year.”

Net sales for the three months ended December 31, 2010, were $510.1 million, an increase of 1.5%, compared with net sales of $502.8 million for the three months ended January 1, 2010.  Net sales for the three months ended December 31, 2010, for the Physician Business increased by 1.2% (7.4% growth excluding H1N1-related product sales in last year’s third quarter) and increased by 1.9% for the Elder Care Business.  Income from operations for the three months ended December 31, 2010, was $34.7 million compared with income from operations for the three months ended January 1, 2010, of $32.0 million.  Net income for the three months ended December 31, 2010, was $19.5 million, or $0.35 per diluted share, compared with net income for the three months ended January 1, 2010, of $17.9 million, or $0.30 per diluted share.  Each of the three-month periods during fiscal years 2011 and 2010 included 61 sales days.

Net sales for the nine months ended December 31, 2010, were $1,485.1 million, a decrease of 4.7%, compared with net sales of $1,558.3 million for the nine months ended January 1, 2010.  Net sales for the nine months ended December 31, 2010, for the Physician Business decreased by 6.0% and decreased by 1.5% for the Elder Care Business.  Income from operations for the nine months ended December 31, 2010, was $95.4 million compared with income from operations for the nine months ended January 1, 2010, of $92.3 million.  Net income for the nine months ended December 31, 2010, was $52.9 million, or $0.94 earnings per diluted share, compared with net income for the nine months ended January 1, 2010, of $52.9 million, or $0.89 earnings per diluted share.  The Company noted that it had five fewer sales days (188 sales days) in the nine-month period of fiscal year 2011, ended December 31, 2010, compared with the number of sales days (193 sales days) in the nine-month period of fiscal year 2010, ended January 1, 2010.

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2011 third quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations,” on January 27, 2011, beginning at 8:30 a.m. Eastern time.

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PSSI Reports Results For Fiscal 2011 Third Quarter

January 27, 2011

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2011 Third Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.  Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations.”  If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and extended care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as "expect," "may," "will," "should," "believe," "plan," "anticipate," and "estimate" among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic conditions, including our and our customers' ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to successfully execute our mergers and acquisitions strategy; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel and other commodity prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers' business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal 2011 Third Quarter

January 27, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statement of Operations
(in millions, except per share and share data)

	For the Three Months Ended		For the Nine Months Ended
	December 31,	January 1,	December 31,	January 1,
	2010	2010	2010	2010
Net sales	$510.1	$502.8	$1,485.1	$1,558.3
Cost of goods sold	352.2	348.1	1,022.3	1,085.1
Gross profit	157.9	154.7	462.8	473.2
General and administrative expenses	88.9	89.4	266.2	278.3
Selling expenses	34.3	33.3	101.2	102.6
Income from operations	34.7	32.0	95.4	92.3

Other (expense) income:
Interest expense	(4.2)	(4.2)	(12.6)	(13.0)
Interest income	-	0.1	0.1	0.3
Other income	0.9	0.8	1.8	5.2
Other expense	(3.3)	(3.3)	(10.7)	(7.5)

Income before provision for income taxes	31.4	28.7	84.7	84.8
Provision for income taxes	11.8	10.8	31.6	31.9
Net income	19.6	17.9	53.1	52.9
Net income attributable to noncontrolling interest	0.1	-	0.2	-
Net income attributable to PSS World Medical, Inc.	$19.5	$17.9	$52.9	$52.9

Earnings per common share attributable to PSS World Medical, Inc.:
Basic	$0.36	$0.31	$0.96	$0.90
Diluted	$0.35	$0.30	$0.94	$0.89

Weighted average shares (in thousands):
Basic	54,357	58,522	55,145	58,491
Diluted	55,567	59,390	56,461	59,244

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PSSI Reports Results For Fiscal 2011 Third Quarter

January 27, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in millions except share data)

	December 31,	April 2,
	2010	2010
ASSETS
Current Assets:
Cash and cash equivalents	$36.9	$52.8
Accounts receivable, net	239.1	227.9
Inventories	240.2	218.9
Prepaid expenses	5.5	5.3
Other	45.0	36.8
Total current assets	566.7	541.7

Property and equipment, net	102.0	105.2

Other Assets:
Goodwill	131.4	121.8
Intangibles, net	30.6	24.5
Other	91.8	78.9
Total assets	$922.5	$872.1

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$149.7	$124.0
Accrued expenses	40.1	50.3
Revolving line of credit and current portion of long-term debt	1.1	0.9
Other	24.4	10.9
Total current liabilities	215.3	186.1
Long-term debt, excluding current portion	193.6	187.9
Other noncurrent liabilities	92.9	90.1
Total liabilities	501.8	464.1

Equity:
PSS World Medical, Inc. shareholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized,
55,304,528 and 57,168,296 shares issued and outstanding
at December 31, 2010 and April 2, 2010, respectively	0.5	0.6
Additional paid-in capital	118.8	162.5
Retained earnings	297.8	244.9
Total PSS World Medical, Inc. shareholders' equity	417.1	408.0
Noncontrolling interest	3.6	-
Total equity	420.7	408.0
Total liabilities and equity	$922.5	$872.1

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PSSI Reports Results For Fiscal 2011 Third Quarter

January 27, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended		Nine Months Ended
	December 31,	January 1,	December 31,	January 1,
	2010	2010	2010	2010
Cash Flows From Operating Activities:
Net income	$19.6	$17.9	$53.1	$52.9
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	6.3	5.6	18.3	16.1
Provision (benefit) for deferred income taxes	3.6	(5.8)	0.8	(4.6)
Noncash compensation expense	2.0	3.5	7.3	13.9
Amortization of intangible assets	1.6	1.2	4.5	3.7
Provision for doubtful accounts	0.9	0.9	1.7	3.4
Provision for deferred compensation	0.3	0.4	1.1	1.2
Amortization of debt discount and issuance costs	2.4	2.0	7.0	6.6
Loss on sales of property and equipment	-	-	-	0.1
Gain on sale of available for sale securities	-	-	-	(3.6)
Changes in operating assets and liabilities, net of effects
from business combinations:
Accounts receivable, net	0.7	24.7	(3.0)	(5.1)
Inventories	(15.5)	(17.3)	(17.2)	(21.5)
Prepaid expenses and other current assets	8.5	(3.1)	(5.3)	(13.2)
Other assets	(2.2)	(2.2)	(6.4)	(5.5)
Accounts payable	3.5	(20.2)	16.1	8.7
Accrued expenses and other liabilities	4.2	6.5	(3.6)	14.6
Net cash provided by operating activities	35.9	14.1	74.4	67.7

Cash Flows From Investing Activities:
Payments for business acquisitions, net of cash acquired	(13.8)	(10.0)	(20.3)	(13.9)
Capital expenditures	(5.1)	(6.7)	(13.1)	(21.6)
Payment for investment in variable interest entity, net of cash	-	-	(3.3)	-
Proceeds from sale of available for sale securities	-	-	-	10.7
Other	(0.1)	-	(0.6)	-
Net cash used in investing activities	(19.0)	(16.7)	(37.3)	(24.8)

Cash Flows From Financing Activities:
Purchase and retirement of common stock	(3.0)	(19.0)	(54.7)	(19.4)
Proceeds from the revolving line of credit	-	5.4	17.2	5.4
Repayments on the revolving line of credit	-	-	(17.2)	-
Excess tax benefits from share-based compensation arrangements	1.0	0.2	2.1	1.3
Proceeds from exercise of stock options	0.3	0.2	1.2	2.6
Payment of contingent consideration on business acquisition	(0.9)	-	(0.9)	-
Payments under capital lease obligations	(0.2)	(0.2)	(0.6)	(0.7)
Other	(0.1)	-	(0.1)	-
Net cash used in financing activities	(2.9)	(13.4)	(53.0)	(10.8)

Net increase (decrease) in cash and cash equivalents	14.0	(16.0)	(15.9)	32.1
Cash and cash equivalents, beginning of period	22.9	130.1	52.8	82.0
Cash and cash equivalents, end of period	$36.9	$114.1	$36.9	$114.1

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